Exhibit 99.2

ASB FINANCIAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASB FINANCIAL CORP.

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON

            , 2018

The holder(s) of common shares of ASB Financial Corp. (the “Company”) signing on the reverse hereby constitutes and appoints                      and                     , or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Special Meeting of Shareholders of the Company to be held on             , 2018, at The Lofts on Gallia, 840 Gallia Street, Portsmouth, Ohio, at             .m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the shareholder is entitled to vote at such Special Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying proxy statement/prospectus.

Where a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If the proxy is signed and returned but no choice is indicated, the shares represented by this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger, FOR the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger, and in the discretion of the proxies on any other business properly brought before the Special Meeting or any adjournment or adjournments thereof. At this time, the Board of Directors knows of no other business to be presented at the Special Meeting.

All proxies previously given by the shareholder signing on the reverse are hereby revoked. The shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus dated             , 2018.

To obtain directions to attend the Special Meeting and vote in person,

please call John J. “Jack” Kuntz (740) 854-3177.

The Board of Directors recommends you vote FOR proposals 1 and 2. Please mark your votes like this:  ☒

1.	The adoption and approval of the Agreement and Plan of Merger dated as of October 23, 2017, by and between Peoples Bancorp Inc., and ASB Financial Corp.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve proposal 1 above.

☐  FOR            ☐   AGAINST            ☐  ABSTAIN

3.	In their discretion, upon such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

I plan to attend the Special Meeting.  ☐

Date:             , 2018

Signature:

Signature:

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.